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                                                                     EXHIBIT 8.1




June 22, 1998

SAP Aktiengesellschaft
Neurottstrasse 16
69190 Walldorf
Federal Republic of Germany


Re: Registration Statement on Form F-1
--------------------------------------

Ladies and Gentlemen:

         We have acted as special United States tax counsel to SAP Aktiengesellschaft, Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company"), a corporation organized under the laws of the Federal Republic of Germany, in connection with the preparation of a Registration Statement on Form F-1, dated June 22, 1998 (the "Registration Statement"), relating to the registration of non-voting preference shares without nominal value in the Company.

         Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to those terms in the Registration Statement.

         In arriving at the opinion expressed below, we have examined and relied upon the following documents:

         (a)      the Registration Statement, including the Exhibits thereto;

         (b) the form of the Deposit Agreement among the Company, The Bank of New York and owners and holders of American depositary receipts, and the form of the accompanying side letter by The Bank of New York addressed to the Company; and

         (c) the tax representations letter of even date herewith to us from the Company.

We have also read and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such certificates and representations of officers and representatives of the Company and we have made such investigations of law as we have
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SAP Aktiengesellschaft
June 22, 1998
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deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement referred to in the Registration Statement represents the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

The opinion set forth herein has no binding effect on the United States Internal Revenue Service or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein.

We have advised the Company in connection with the material United States federal income tax consequences of the Exchange Offer (as described in the Registration Statement) and of the purchase, ownership and disposition of Preference Shares or ADSs, in each case to a United States Holder, and we confirm that, in our opinion, the material United States federal income tax consequences of the Exchange Offer and of the purchase, ownership and disposition of Preference Shares or ADSs to a United States Holder are as set forth in the Registration Statement under the caption "Income Tax Considerations -- United States Taxes" and in Item 7 of Form 20-F (the "Form 20-F"), which constitutes a part of the Registration Statement, under the caption "Taxation -- United States Taxation of United States Holders of Preference Shares or ADSs." While such description discusses the material anticipated federal income tax consequences applicable to certain United States Holders, it does not purport to discuss all United States tax consequences and our opinion is limited to those United States tax consequences specifically discussed therein.

In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.
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SAP Aktiengesellschaft
June 22, 1998
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We are furnishing this letter in our capacity as special United States tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the caption "Income Tax Considerations -- United States Taxes" in the Registration Statement and in Item 7 of the Form 20-F under the caption "Taxation -- United States Taxation of United States Holders of Preference Shares or ADSs." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius, LLP